Filed pursuant to Rule 433
Registration Statement No. 333-158199-10
September 21, 2011

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Income

MLPN - MLP Index ETN

Absolute Returns

CSMA - Merger Arbitrage Index ETN

CSMB - Leveraged Merger Arbitrage Index ETN

CSLS - Long/Short Equity Index ETN

CSMN - Market Neutral Equity ETN

FAQs

Get answers and insights into some of the most frequently asked questions about Credit Suisse ETNs.

→ CSMA ETNs
→ CSMB ETNs
→ CSLS ETNs
→ CSMN ETNs
→ MLPN ETNs

News

September 21, 2011 Credit Suisse Announces Launch of its New Market Neutral Equity ETN (ticker symbol "CSMN") linked to the HS Market Neutral Index powered by HOLT.

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- By Strategy
- By Asset Class
- By Investment Objective

Income

- **MLPN** - MLP Index ETN

Absolute Returns

- **CSMA** - Merger Arbitrage Index ETN
- **CSMB** - Leveraged Merger Arbitrage Index ETN
- **CSLS** - Long/Short Equity Index ETN
- **CSMN** - Market Neutral Equity ETN

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Contact Information

If you would like additional information on our existing ETNs, or would like to tell us what alternative strategies you would like to see in the future as Credit Suisse ETNs, please contact us at (212) 538-7333 or drop us an email at ETN.Desk@credit-suisse.com.

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Credit Suisse Securities
Eleven Madison Ave., 3rd Floor
NY, NY 10010

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MLPN - MLP Index ETN

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CSMA - Merger Arbitrage Index ETN
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CSLS - Long/Short Equity Index ETN
CSMN - Market Neutral Equity ETN

Home > About ETNs

About ETNs: Delivering Alternative Investments

The ETNs

Credit Suisse ETNs are senior, unsecured, unsubordinated debt securities designed to track the return of a specific market index less applicable fees. The ETNs are listed on NYSE ARCA and available to investors via any US stock brokerage account. For a list of our current products, click here.

The Issuer

Credit Suisse AG, acting through its Nassau branch is the Issuer of the ETNs. Credit Suisse AG is one of the world's leading financial services providers and is part of the Credit Suisse group of companies. As an integrated bank, Credit Suisse offers clients its combined expertise in the areas of private banking, investment banking and asset management. Credit Suisse provides advisory services, comprehensive solutions and innovative products to companies, institutional clients and high-net-worth private clients globally, as well as to retail clients in Switzerland. Credit Suisse is headquartered in Zurich and operates in over 50 countries worldwide. The group employs approximately 50,700 people. The registered shares (CSGN) of Credit Suisse's parent company, Credit Suisse Group AG, are listed in Switzerland and, in the form of American Depositary Shares (CS), in New York. Further information about Credit Suisse can be found at www.credit-suisse.com.

The ETN Desk

The Credit Suisse ETN Desk is focused on delivering alternative investments to advisors in a liquid, exchange-traded format. Our priority is to deliver ETNs linked to alternative investment strategies such as long/short, merger arbitrage, and market neutral . In addition, we look to provide access to other alternative asset classes offering diversification such as commodities, currencies, and Master Limited Partnerships (MLPs).

Please contact us for any questions regarding investments or trading our ETNs.

ETN Desk	(212) 538-7333	ETN.Desk@credit-suisse.com
Head, Greg King	(212) 538-4945	greg.king@credit-suisse.com

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Income

MLPN - MLP Index ETN

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CSMB - Leveraged Merger Arbitrage Index ETN

CSLS - Long/Short Equity Index ETN

CSMN - Market Neutral Equity ETN

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Our Products: Innovation. Access. Exposure.

Credit Suisse ETNs are senior, unsecured, unsubordinated debt securities designed to track the return of a specific market index less applicable fees. The ETNs are listed on NYSE ARCA and available to investors via any US stock brokerage account.

The Credit Suisse ETN Desk is focused on delivering alternative investments to advisors in a liquid, exchange-traded format. Our priority is to deliver ETNs linked to alternative investment strategies such as long/short, merger arbitrage, and market neutral . In addition, we look to provide access to other alternative asset classes offering diversification such as commodities, currencies, and Master Limited Partnerships (MLPs).

Product List

Product Name	Ticker	Annual Investor Fee	Prospectus	Factsheet
CSLS - Long/Short Equity Index ETN	CSLS	0.45%	Prospectus	Factsheet
MLPN - MLP Index ETN	MLPN	0.85%	Prospectus	Factsheet
CSMA - Merger Arbitrage Index ETN	CSMA	0.55%	Prospectus	Factsheet
CSMB - Leveraged Merger Arbitrage Index ETN	CSMB	0.55%	Prospectus	Factsheet
CSMN - Market Neutral Index ETN	CSMN	1.05%	Prospectus	Factsheet

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ETN Home | About ETNs | Our Products | News

By Strategy

By Asset Class

By Investment Objective

Income

MLPN - MLP Index ETN

Absolute Returns

CSMA - Merger Arbitrage Index ETN

CSMB - Leveraged Merger Arbitrage Index ETN

CSLS - Long/Short Equity Index ETN

CSMN - Market Neutral Equity ETN

Home > Our Products > Long/Short Equity Index ETN: CSLS

CSLS - Long/Short Equity Index ETN

The Credit Suisse Long/Short Equity Index Exchange Traded Notes (the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch that are linked to the return of the Credit Suisse Long/Short Liquid Index (Net) (the "Index"). The Index is designed to provide exposure to a long/short equity strategy as represented by long and short positions in various market measures. The ETNs are listed on NYSE Arca under the ticker symbol "CSLS". The Index seeks to correlate to the historical performance of the long/short equity sector of the hedge fund universe. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

CSLS Related Information

- CSLS Factsheet
- CSLS Prospectus

Overview | Charts | Statistics | Correlations | FAQs

Product Data (as of 19 Sep 2011)

Closing Price:	$21.34
ETNs Outstanding:	1,641,909
Market Capitalization*:	$35,038,338

* Market Capitalization = Closing Price x ETNs Outstanding

Market Data (as of 19 Sep 2011)

Closing Price:	$21.34	High (Daily):	$21.41
Net Change (Daily):	$-0.14	Low (Daily):	$21.26
% Change (Daily):	-0.65%	Volume:	7,800
		20-Day Volume Average:	4551

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- By Strategy
- By Asset Class
- By Investment Objective

Income
- **MLPN** - MLP Index ETN

Absolute Returns
- **CSMA** - Merger Arbitrage Index ETN
- **CSMB** - Leveraged Merger Arbitrage Index ETN
- **CSLS** - Long/Short Equity Index ETN
- **CSMN** - Market Neutral Equity ETN

Home > Our Products > MLP Index ETN: MLPN

MLPN - Credit Suisse MLP Index ETN

The Credit Suisse MLP Index Exchange Traded Notes (the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch that are linked to the return of the Cushing® 30 MLP Index (the "Index"). ETNs are designed to provide investors exposure to the Cushing® 30 MLP Index. The ETNs are listed on NYSE Arca under the ticker symbol "MLPN". The ETNs may pay a variable quarterly coupon linked to the cash distributions paid on the constituent MLPs in the Index, as reduced by the investor fee.

MLPN Related Information

- MLPN Prospectus
- MLPN Factsheet

Overview | Charts | Index Components | Statistics | FAQs

Product Data (as of 19 Sep 2011)

Closing Price:	$23.11
ETNs Outstanding:	8,192,441
Market Capitalization*:	$189,327,312

* Market Capitalization = Closing Price x ETNs Outstanding

Market Data (as of 19 Sep 2011)

Closing Price:	$23.11	High (Daily):	$23.11
Net Change (Daily):	$0.47	Low (Daily):	$22.44
% Change (Daily):	2.08%	Volume:	17,990
		20-Day Volume Average:	37512

Profile

Primary Exchange:	NYSE Arca	Annual Investor Fee:	0.85%

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- By Strategy
- By Asset Class
- By Investment Objective

Income
- **MLPN** - MLP Index ETN

Absolute Returns
- **CSMA** - Merger Arbitrage Index ETN
- **CSMB** - Leveraged Merger Arbitrage Index ETN
- **CSLS** - Long/Short Equity Index ETN
- **CSMN** - Market Neutral Equity ETN

Home > Our Products > Merger Arbitrage Index ETN: CSMA

CSMA - Credit Suisse Merger Arbitrage Index ETN

The Credit Suisse Merger Arbitrage Index Exchange Traded Notes (the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch that are linked to the return of the Credit Suisse Merger Arbitrage Liquid Index (Net) (the "Index"). The Index is designed to provide exposure to a merger arbitrage investment strategy as represented by long and short positions in announced deals within the United States, Canada and Western Europe. The ETNs are listed on the NYSE Arca under the ticker symbol "CSMA". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

CSMA Related Information

- CSMA Prospectus
- CSMA Factsheet

Overview | Charts | Index Components | Statistics | Correlations | FAQs

Product Data (as of 19 Sep 2011)	
Closing Price:	$20.40
ETNs Outstanding:	4,497,051
Market Capitalization*:	$91,740,290

* Market Capitalization = Closing Price x ETNs Outstanding

Market Data (as of 19 Sep 2011)			
Closing Price:	$20.40	High (Daily):	$20.42
Net Change (Daily):	$-0.08	Low (Daily):	$20.07
% Change (Daily):	-0.38%	Volume:	2,625
		20-Day Volume Average:	16965

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By Strategy

By Asset Class

By Investment Objective

Income

MLPN - MLP Index ETN

Absolute Returns

CSMA - Merger Arbitrage Index ETN

CSMB - Leveraged Merger Arbitrage Index ETN

CSLS - Long/Short Equity Index ETN

CSMN - Market Neutral Equity ETN

Home > Our Products > Leveraged Merger Arbitrage Index ETN: CSMB

CSMB - Credit Suisse Leveraged Merger Arbitrage Index ETN

The Credit Suisse Merger Arbitrage Index Leveraged Exchange Traded Notes (the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch that are linked on a leveraged basis to the return of the Credit Suisse Merger Arbitrage Liquid Index (Net) (the "Index"). The Index is designed to provide exposure to a merger arbitrage investment strategy as represented by long and short positions in announced deals within the United States, Canada and Western Europe. The ETNs are listed on the NYSE Arca under the ticker symbol "CSMB".The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

CSMB Related Information

CSMB Prospectus

CSMB Factsheet

Overview | Charts | Index Components | Statistics | Correlations | FAQs

Product Data (as of 16 Sep 2011)

Closing Price:	$19.85
ETNs Outstanding:	1,437,150
Market Capitalization*:	$28,527,571

* Market Capitalization = Closing Price x ETNs Outstanding

Market Data (as of 16 Sep 2011)

Closing Price:	$19.85	High (Daily):	$19.85
Net Change (Daily):	$0.12	Low (Daily):	$19.85
% Change (Daily):	0.61%	Volume:	297
		20-Day Volume Average:	6036

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By Strategy
By Asset Class
By Investment Objective

Income
MLPN - MLP Index ETN

Absolute Returns
CSMA - Merger Arbitrage Index ETN
CSMB - Leveraged Merger Arbitrage Index ETN
CSLS - Long/Short Equity Index ETN
CSMN - Market Neutral Equity ETN

Home > Our Products > Market Neutral Equity ETN: CSMN

CSMN - Market Neutral Equity ETN

The Market Neutral Equity Exchange Traded Notes (the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of HS Market Neutral Index Powered by HOLTTM (the "Index"). We have listed the ETNs on NYSE Arca under the ticker symbol "CSMN". The Index is designed to provide exposure to a market neutral investment strategy on equities as represented by North American, European, and Japanese stocks included in the Index. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

CSMN Related Information

Overview | Charts | Index Components | Statistics | Correlations | FAQs

Product Data (as of 15 Sep 2011)

Closing Price:	$20.00
ETNs Outstanding:	0
Market Capitalization*:	$0

* Market Capitalization = Closing Price x ETNs Outstanding

Market Data (as of 15 Sep 2011)

Closing Price:	$20.00	High (Daily):	$20.00
Net Change (Daily):	$0.00	Low (Daily):	$20.00
% Change (Daily):	0.00%	Volume:	0
		20-Day Volume Average:	0

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- By Strategy
- By Asset Class
- By Investment Objective

Income
- **MLPN** - MLP Index ETN

Absolute Returns
- **CSMA** - Merger Arbitrage Index ETN
- **CSMB** - Leveraged Merger Arbitrage Index ETN
- **CSLS** - Long/Short Equity Index ETN
- **CSMN** - Market Neutral Equity ETN

Home > About ETNs

Our Products: Innovation. Access. Exposure.

New York, September 21, 2011

→ Credit Suisse Announces Launch of ETN linked to the HS Market Neutral Index powered by HOLT

New York, March 8, 2011

→ Credit Suisse Announces Launch of 2x Leveraged ETN linked to the Credit Suisse Merger Arbitrage Liquid Index (Net)

New York, October 4, 2010

→ Credit Suisse Announces Launch of ETN linked to the Credit Suisse Merger Arbitrage Liquid Index (Net)

New York, April 15, 2010

→ Credit Suisse Announces Launch of ETN linked to the Cushing 30 MLP Index

New York, February 22, 2010

→ Credit Suisse Announces Launch of ETN linked to the Credit Suisse Long/Short Liquid Index (Net)

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Credit Suisse has filed a registration statement (including a prospectus) with the Securities and Exchange Commission or the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to the relevant offering that Credit Suisse has filed with the SEC for more complete information about Credit Suisse and such offering. You may obtain documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Credit Suisse, any underwriter or any agent or any dealer participating in any relevant offering will arrange to send you the prospectus and the relevant offering document(s) if you so request them by calling toll-free 1-800-221-1037. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.